As filed with the Securities and Exchange Commission on August 10, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL VEHICLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Walton Parkway
New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)
Commercial Vehicle Group, Inc. Third Amended and Restated Equity Incentive Plan
(Full title of the plan)
Chad M. Utrup
Chief Financial Officer
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-5360
Telecopy: (614) 289-5365
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered (1)	share (2)	price (2)	fee (3)
Common Stock, par value $0.01 per share (4)	1,200,000 shares	$2.995	$3,594,000	$201

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)	Estimated pursuant to Rules 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee upon the average of the high and low prices of the registrant’s common stock on August 5, 2009 as reported by The Nasdaq Global Select Market.

(3)	Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 1,200,000 shares registered hereby; 1,000,000 shares registered pursuant to the registration statement filed on August 3, 2007 (Registration No. 333-145120); and 1,910,869 shares registered pursuant to the registration statement filed on May 3, 2005 (Registration No. 333-124590), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

(4)	Includes the rights attached to each share of common stock pursuant to the stockholder rights plan adopted on May 21, 2009, which rights are not currently separable from the shares of common stock and are not currently exercisable.

EXPLANATORY NOTE
     We are filing this Registration Statement to register an additional 1,200,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Commercial Vehicle Group, Inc. Third Amended and Restated Equity Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2009 annual meeting held on May 14, 2009. We previously filed a Registration Statement on Form S-8 on May 3, 2005 (Registration No. 333-124590) (the “Original Filing”) covering 1,000,000 shares of our Common Stock authorized for issuance under the original version of the Plan. On August 3, 2007, we filed an additional Registration Statement on Form S-8 (Reg. No. 333-145120) to register an additional 1,000,000 shares of our Common Stock pursuant to the second amendment and restatement of the Plan that increased the number of shares authorized for issuance under the Plan, as approved by our stockholders at our 2007 annual meeting of stockholders.
     This Registration Statement on Form S-8 incorporates by reference the Original Filing. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by Commercial Vehicle Group, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 8, 2009 and for the quarterly period ended June 30, 2009 filed on August 10, 2009;

(c)	The Company’s Current Reports on Form 8-K, filed on January 8, 2009, February 11, 2009 (other than the portion that was furnished under Items 2.02 and 7.01 and Exhibit 99.1 thereto), February 23, 2009, March 12, 2009, March 16, 2009, May 18, 2009, May 22, 2009 and August 5, 2009 (to report information under Items 1.01, 2.03, 3.02, 8.01 and 9.01); and

(d)	The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on May 21, 2004 (Registration No. 333-115708), including exhibits, and as may be subsequently amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 5, 2004 (Registration No. 000-50890); and the description of the Company’s stockholder rights plan contained in the registration statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 22, 2009 (Registration No. 001-34365).
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The information contained in the Original Filing is incorporated herein by reference.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Reference is made to the attached Exhibit Index, which is incorporated by reference herein.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on August 10, 2009.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Mervin Dunn

Name:	Mervin Dunn
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mervin Dunn and Chad M. Utrup and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2009.

Signature	Title

/s/ Scott D. Rued	Chairman and Director
Scott D. Rued

/s/ Mervin Dunn	President, Chief Executive Officer (principal
Mervin Dunn	executive officer) and Director

/s/ Chad M. Utrup	Chief Financial Officer (principal financial and
Chad M. Utrup	accounting officer)

/s/ Scott C. Arves	Director
Scott C. Arves

/s/ David R. Bovee	Director
David R. Bovee

/s/ Robert C. Griffin	Director
Robert C. Griffin

Signature	Title

/s/ John W. Kessler	Director
John W. Kessler

/s/ S.A. Johnson	Director
S.A. Johnson

/s/ Richard A. Snell	Director
Richard A. Snell

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Third Amended and Restated Equity Incentive Plan (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 18, 2009).

4.2	Rights Agreement, dated as of May 21, 2009, by and between the Company and Computershare Trust Company, N.A. (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).

4.3	Form of Rights Certificate (included as Exhibit B to the Rights Agreement) (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).

4.4	Form of Summary of Rights to Purchase (included as Exhibit C to the Rights Agreement) (incorporated by reference to the Company’s current report on Form 8-K (File No. 000-50890), filed on May 22, 2009).

4.5	Form of Certificate of Common Stock of the Company (incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-115708)).

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24	Power of Attorney (contained within signature page).